UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2015

PERVASIP CORP.

(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

430 North Street

White Plains, NY 10601

 (Address of principal executive offices)

(914) 750-9339

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Appointment of Certain Officers.

Pervasip Corp. announced today the appointment of officers of its wholly owned subsidiary, Plaid Canary Corporation (the “Company”).

Kevin Kreisler, 42, Chairman, Acting Chief Executive Officer

Kevin Kreisler is the founder, chairman and acting chief executive officer of Plaid Canary Corporation. Mr. Kreisler is responsible for devising the Company’s strategic direction and the development and commercialization of its technologies. Mr. Kreisler is also the founder and chief executive officer of GreenShift Corporation, a company that develops and commercializes clean technologies that facilitate the more efficient use of natural resources, including technologies that the Company expects to have compelling application potential in its core markets. Mr. Kreisler served as GreenShift's vice president from 1998 to 2000, president from 2000 to 2002, chief executive officer from 2002 to 2013 and from 2014 to the present. Mr. Kreisler has also served as GreenShift's chairman from 2005 to the present. Mr. Kreisler is a graduate of Rutgers University College of Engineering (B.S., Civil and Environmental Engineering, 1994), Rutgers University Graduate School of Management (M.B.A., 1995), and Rutgers University School of Law (J.D., 1997). Mr. Kreisler is admitted to practice law in New Jersey and the United States District Court for the District of New Jersey.

Paul H. Riss, 60, Treasurer, Chief Financial Officer

Paul H. Riss is the Company's treasurer and chief financial officer. He has served as a director of our parent, Pervasip, Corp., since 1995; Chairman of Pervasip's board of directors since March 2005; Pervasip's Chief Executive Officer since August 1999 and Pervasip's Chief Financial Officer and Treasurer since November 1996.  He has served on the board of four telecom companies and has more than 30 years of entrepreneurial business and management experience including the engineering of his own leveraged buyout in 1987 and the audit of numerous public companies at Ernst & Young.  He is a CPA in New York State and earned an MBA with distinction from the Stern School of Business at New York University and a magna cum laude BA with distinction from Carleton College.

Steven Beebe, 57, Chief Operational Officer

Steven Beebe is the Chief Operational Officer of the Company. He has held director level positions at the Fortune 25 level, as well as early stage ventures, in roles that included information technology, research and development, and business process management. He specializes in establishing execution capability in the early stage environment. Most recently, Mr. Beebe was Vice President of Information Systems at GreenShift Corporation where he was responsible for developing and managing GreenShift’s industrial automation capability and IT infrastructure. He received his MBA from the University of Chicago's Booth School of Business and a BA in Economics and Management from Albion College. Mr. Beebe has also completed extensive training in process, project, and quality management.

Dr. Kenneth Hughes, 52, Chief Science Officer

Dr. Hughes is a creative technologist that specializes in translating complex technologies into practical agricultural, cleantech, industrial, consumer, and military commercial products and strategically building businesses around those products. Dr. Hughes has over 20 patents granted or pending, with several more in development. Dr. Hughes received his Ph.D. in Chemistry from Purdue University and is a former Chemistry and Biochemistry professor at Georgia Tech.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: October 16, 2015	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer